UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2016, Stone Energy Corporation (the “Company” or “Stone”) received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE continued listing standards. Section 802.01B of the NYSE continued listing standards states that a company will be considered to be below compliance if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million, and at the same time stockholders’ equity is less than $50 million. The Company is considered below these criteria because its average global market capitalization has been less than $50 million over a consecutive 30 trading-day period and because its stockholders’ equity is below $50 million.

As described below under Item 5.07, at the Company’s 2016 Annual Meeting of Stockholders held on Thursday, May 19, 2016 (the “Annual Meeting”), Stone’s stockholders approved the adoption of a proposal that permits the Company’s board of directors (the “Board”) to implement a reverse stock split of the Company’s common stock as a means to address such non-compliance with the NYSE’s minimum share price requirement, if the Board were to determine to proceed with the reverse stock split. However, a reverse stock split would not cure the average global market capitalization non-compliance.

In accordance with applicable NYSE procedures, the Company has 10 business days from receipt of the Notice to submit a letter to the NYSE confirming whether it will submit a plan that demonstrates its ability to regain compliance within 18 months. Upon submission of such a letter, the Company would then submit a plan within 45 days of the receipt of the Notice. Upon receipt of the plan, the NYSE would have 45 calendar days to review and determine whether the Company has made reasonable demonstration of its ability to come into conformity with the relevant standards within the 18-month period. The NYSE will either accept the plan, at which time the Company would be subject to ongoing monitoring for compliance with the plan, or the NYSE will not accept the plan and the Company would be subject to suspension and delisting proceedings. During the 18-month cure period, the Company’s shares of common stock would continue to be listed and traded on the NYSE, subject to its continued compliance with other NYSE continued listing standards. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain a listing of its shares.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07, at the Annual Meeting, Stone’s stockholders approved the adoption of the First Amendment (the “Amendment”) to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan”). The Amendment increases the number of shares of common stock reserved for issuance under the Stock Incentive Plan by 450,000 shares. The Amendment became effective as of May 19, 2016. Stone’s stockholders also approved the material terms of the Stock Incentive Plan, as amended by the Amendment (i.e., the eligible employees, business criteria and maximum annual per person compensation limits) for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code.

A description of the material provisions of the Stock Incentive Plan, as amended by the Amendment, was included in Stone’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2016. The foregoing summary is qualified in its entirety by the complete terms and conditions of the Stock Incentive Plan and of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of Stone voted on the following proposals:

(1)    The election of ten directors each to serve a term of one year;

(2)    Ratification of the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for fiscal 2016;

(3)    Approval of the advisory resolution approving named executive officer compensation;

(4)    Approval of the Amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares;

(5)    Approval of the material terms of the Stock Incentive Plan, as amended by the Amendment, for the purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

(6)    Approval of an amendment to Stone’s Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares; and

(7)    Approval of a series of three alternative potential amendments to Stone's Certificate of Incorporation to authorize the Board to effect a reverse stock split of our common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board if the Board subsequently determines to proceed with the reverse stock split, and to proportionately decrease the authorized shares of common stock.

At the Annual Meeting, the stockholders re-elected the following individuals to serve as directors until the 2017 Annual Meeting of Stockholders by the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
George R. Christmas	22,223,068	788,017	374,736	20,144,969
B. J. Duplantis	22,155,122	861,913	368,786	20,144,969
Peter D. Kinnear	22,267,191	745,315	373,315	20,144,969
David T. Lawrence	22,401,101	627,210	357,510	20,144,969
Robert S. Murley	22,349,037	674,574	362,210	20,144,969
Richard A. Pattarozzi	22,219,030	802,217	364,574	20,144,969
Donald E. Powell	22,267,972	738,038	379,811	20,144,969
Kay G. Priestly	22,573,478	709,194	103,149	20,144,969
Phyllis M. Taylor	22,484,282	806,525	95,014	20,144,969
David H. Welch	22,221,769	868,593	295,459	20,144,969

The stockholders ratified the appointment of Ernst & Young LLP as Stone’s independent registered public accounting firm for fiscal 2016 by the following vote:

For	Against	Abstain	Broker Non-Votes
41,481,448	1,901,705	147,637	—

The stockholders approved the advisory resolution approving named executive officer compensation by the following vote:

For	Against	Abstain	Broker Non-Votes
21,544,351	1,546,315	295,155	20,144,969

The stockholders approved the Amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance under the Stock Incentive Plan by 450,000 shares by the following vote:

For	Against	Abstain	Broker Non-Votes
22,022,489	1,328,114	35,218	20,144,969

The stockholders approved the material terms of the Stock Incentive Plan, as amended by the Amendment, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code by the following vote:

For	Against	Abstain	Broker Non-Votes
22,333,563	933,913	118,345	20,144,969

The stockholders approved the amendment to Stone’s Certificate of Incorporation to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares by the following vote:

For	Against	Abstain	Broker Non-Votes
38,770,300	3,332,490	1,428,000	—

Following the approval of this proposal, on May 20, 2016, Stone filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of shares of authorized common stock from 150,000,000 shares to 300,000,000 shares. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report.

The stockholders approved a series of three alternative potential amendments to the Certificate of Incorporation to authorize the Board to effect a reverse stock split of Stone's common stock at ratios of 1-for-5, 1-for-10 and 1-for-20, respectively, such ratio to be determined by the Board if the Board subsequently determines to proceed with the reverse stock split and to proportionately decrease the authorized shares of common stock by the following vote:

For	Against	Abstain	Broker Non-Votes
39,376,788	2,594,949	1,559,053	—

Item 7.01.    Regulation FD Disclosure.

On May 20, 2016, the Company issued a press release with respect to the Notice of non-compliance from the NYSE. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation
10.1	First Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015)
99.1	Press release dated May 20, 2016, "Stone Energy Corporation Announces NYSE Notice of Non-Compliance"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 20, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation
10.1	First Amendment to Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015)
99.1	Press release dated May 20, 2016, "Stone Energy Corporation Announces NYSE Notice of Non-Compliance"